                                                                   Exhibit 10.50
------------------------------
PREPARED BY AND RETURN TO:

Patrick J. Milmoe, Esq.
Hunton & Williams
Riverfront Plaza
951 East Byrd Street
Richmond, Virginia  23219
------------------------------





                      DEED OF TRUST, SECURITY AGREEMENT AND

                                 FIXTURE FILING

                                       BY

                     BOSTON PROPERTIES LIMITED PARTNERSHIP,

                         a Delaware limited partnership,

                                   as Grantor
                                   ----------

                                       TO


                              PATRICK J. MILMOE AND

                             WILLIAM A. WALSH, JR.,

                                   as Trustee
                                   ----------

                               for the benefit of
                               ------------------

                      METROPOLITAN LIFE INSURANCE COMPANY,

                             a New York corporation,

                                 as Beneficiary
                                 --------------

                        effective as of January 22, 1998

                                TABLE OF CONTENTS


                  ARTICLE I - GRANT OF SECURITY
Section 1.01      REAL PROPERTY GRANT................................................2
Section 1.02      PERSONAL PROPERTY GRANT............................................3
Section 1.03      CONDITIONS TO GRANT................................................4

                  ARTICLE II - GRANTOR COVENANTS

Section 2.01      DUE AUTHORIZATION, EXECUTION AND DELIVERY..........................4
Section 2.02      PERFORMANCE BY GRANTOR.............................................5
Section 2.03      WARRANTY OF TITLE..................................................5
Section 2.04      TAXES, LIENS AND OTHER CHARGES.....................................5
Section 2.05      ESCROW DEPOSITS....................................................6
Section 2.06      CARE AND USE OF THE PROPERTY.......................................6
Section 2.07      COLLATERAL SECURITY INSTRUMENTS................................... 7
Section 2.08      SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.......................7
Section 2.09      LIENS AND ENCUMBRANCES.............................................8

                  ARTICLE III - INSURANCE

Section 3.01      REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.................8
Section 3.02      ADJUSTMENT OF CLAIMS..............................................11
Section 3.03      ASSIGNMENT TO BENEFICIARY.........................................11

                  ARTICLE IV - BOOKS, RECORDS AND ACCOUNTS

Section 4.01      BOOKS AND RECORDS.................................................11
Section 4.02      PROPERTY REPORTS..................................................11
Section 4.03      ADDITIONAL MATTERS................................................12

                  ARTICLE V - LEASES AND OTHER AGREEMENTS AFFECTING THE
                  PROPERTY

Section 5.01      GRANTOR'S REPRESENTATIONS AND WARRANTIES..........................12
Section 5.02      ASSIGNMENT OF LEASES..............................................12
Section 5.03      PERFORMANCE OF OBLIGATIONS........................................13
Section 5.04      SUBORDINATE LEASES................................................13
Section 5.05      LEASING COMMISSIONS...............................................13

                  ARTICLE VI - ENVIRONMENTAL HAZARDS
Section 6.01      REPRESENTATIONS AND WARRANTIES....................................13
Section 6.02      REMEDIAL WORK.....................................................14
Section 6.03      ENVIRONMENTAL SITE ASSESSMENT.....................................14
Section 6.04      UNSECURED OBLIGATIONS.............................................14
Section 6.05      HAZARDOUS MATERIALS...............................................14
Section 6.06      REQUIREMENTS OF ENVIRONMENTAL LAWS ...............................15

                  ARTICLE VII - CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01      GRANTOR'S REPRESENTATIONS.........................................15
Section 7.02      RESTORATION.......................................................16
Section 7.03      CONDEMNATION......................................................17
Section 7.04      REQUIREMENTS FOR RESTORATION......................................17

                  ARTICLE VIII - REPRESENTATIONS OF GRANTOR

Section 8.01      ERISA.............................................................19
Section 8.02      NON-RELATIONSHIP..................................................19
Section 8.03      NO ADVERSE CHANGE.................................................19

                  ARTICLE IX - EXCULPATION AND LIABILITY

Section 9.01      LIABILITY OF GRANTOR..............................................20

                  ARTICLE X  - CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01     CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.......20
Section 10.02     PROHIBITION ON SUBORDINATE FINANCING..............................21
Section 10.03     RESTRICTIONS ON ADDITIONAL OBLIGATIONS............................21
Section 10.04     STATEMENTS REGARDING OWNERSHIP....................................21

                  ARTICLE XI - DEFAULTS AND REMEDIES

Section 11.01     EVENTS OF DEFAULT.................................................21
Section 11.02     REMEDIES UPON DEFAULT.............................................22
Section 11.03     APPLICATION OF PROCEEDS OF SALE...................................23
Section 11.04     WAIVER OF JURY TRIAL..............................................23
Section 11.05     BENEFICIARY'S RIGHT TO PERFORM GRANTOR'S OBLIGATIONS..............23
Section 11.06     BENEFICIARY REIMBURSEMENT.........................................23
Section 11.07     FEES AND EXPENSES.................................................23
Section 11.08     WAIVER OF CONSEQUENTIAL DAMAGES...................................24
Section 11.09     INDEMNIFICATION OF TRUSTEE........................................24
Section 11.10     ACTIONS BY TRUSTEE................................................24
Section 11.11     SUBSTITUTION OF TRUSTEE...........................................24

                  ARTICLE XII - GRANTOR AGREEMENTS AND FURTHER ASSURANCES
Section 12.01     PARTICIPATION AND SALE OF LOAN....................................24
Section 12.02     REPLACEMENT OF NOTE...............................................25
Section 12.03     GRANTOR'S ESTOPPEL................................................25
Section 12.04     FURTHER ASSURANCES................................................25
Section 12.05     SUBROGATION.......................................................25

                  ARTICLE XIII - SECURITY AGREEMENT

Section 13.01     SECURITY AGREEMENT................................................25
Section 13.02     REPRESENTATIONS AND WARRANTIES....................................26
Section 13.03     CHARACTERIZATION OF PROPERTY......................................26
Section 13.04     PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS..............26

                  ARTICLE XIV - MISCELLANEOUS COVENANTS

Section 14.01     NO WAIVER.........................................................27
Section 14.02     NOTICES...........................................................27
Section 14.03     HEIRS AND ASSIGNS; TERMINOLOGY................................... 27
Section 14.04     SEVERABILITY......................................................28
Section 14.05     APPLICABLE LAW....................................................28
Section 14.06     CAPTIONS..........................................................28
Section 14.07     TIME OF THE ESSENCE...............................................28
Section 14.08     NO MERGER.........................................................28
Section 14.09     NO MODIFICATIONS..................................................28

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
                                 DEFINED TERMS

================================================================================
Execution Date:   January __, 1998
--------------------------------------------------------------------------------
Note: The promissory note dated as of the Execution Date made by Grantor to the order of Beneficiary in the principal amount of $121,800,000.00.
--------------------------------------------------------------------------------
Beneficiary & Address:     Metropolitan Life Insurance Company, a New York
                            corporation
                           200 Park Avenue, 12th Floor
                           New York, New York  10166
                           Attention:  Senior Vice-President
                            Real Estate Investments

                  and:     Metropolitan Life Insurance Company
                           303 Perimeter Center North, Suite 600
                           Atlanta, GA  30346
                           Attention:  Kathy B. Atkinson, Esq.
--------------------------------------------------------------------------------
Grantor & Address:         Boston Properties Limited Partnership
                           500 E Street, S.W.
                           Washington, D.C.  20024
                           Attention:  Debra G. Moses, Esquire
--------------------------------------------------------------------------------
Trustee & Address:         Patrick J. Milmoe
                           William A. Walsh, Jr.
                           Hunton & Williams
                           Riverfront Plaza
                           951 East Byrd Street
                           Richmond, VA  23219
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
County and State in which the Property is located: City of Richmond, Commonwealth of Virginia
--------------------------------------------------------------------------------
Use: Office and Retail
--------------------------------------------------------------------------------
Insurance:
Full Replacement Cost $157,000,000 including  $ N/A     for  Personal Property.
                      ------------            ---------
Boiler and Machinery $  N/A           .
                     -----------------
Business Income $  21,000,000    .
                -----------------
Commercial General Liability  Loan Amounts   Required Liability Limits ($)
                             --------------- -------------------------------
                              1-5 Million                 5 Million
                              5-10 Million                10 Million
                              10-15 Million               15 Million
                              15 Million & over           25 Million
Earthquake Insurance $  N/A
                     ----------------------------

Address for Insurance Notification:
        Metropolitan Life Insurance Company
        One Madison Avenue
        New York, New York 10010-3690
        Attn:  Risk Management Unit, Area:  3 D/E
--------------------------------------------------------------------------------
Loan Documents: The Note, this Deed of Trust and any other documents evidencing or securing the indebtedness evidenced by the Note and/or Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents. Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Grantor in favor of Beneficiary. The Unsecured Indemnity Agreement is not a Loan Document.
================================================================================

     This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") effective as of January 22, 1998, is entered into as of the Execution Date by BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, as Grantor, to PATRICK J. MILMOE, residing in the County of Henrico, Virginia, and WILLIAM A. WALSH, JR., residing in the City of Richmond, Virginia, trustees (collectively the "Trustee") for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, as Beneficiary, with reference to the following Recitals:

                                    RECITALS

     A. This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary, and any other amounts required to be paid by Grantor under any of the Loan Documents, (collectively, the "Secured Indebtedness", and sometimes referred to as the "Loan") and (2) the full performance by Grantor of all of the terms, covenants and obligations set forth in any of the Loan Documents.

     B. Grantor makes the following covenants and agreements for the benefit of Beneficiary or any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, "Beneficiary") and Trustee.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor agrees as follows:


                                    ARTICLE I
                                GRANT OF SECURITY

Section 1.01 REAL PROPERTY GRANT. Grantor irrevocably sells, transfers, grants,
             --------------------
conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Grantor's present and future estate, right, title and interest in and to the following which are collectively referred to as the "Real Property":

     (1) that certain real property located in the County and State which is more particularly described in Exhibit "A" attached to this Deed of Trust or any
                               -----------
portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Grantor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the "Land");

     (2) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the "Improvements");

     (3) all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Grantor, any advance payment of real estate taxes or assessments, or insurance premiums made by Grantor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Grantor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust ("Insurance Proceeds") (all of the items set forth in this paragraph are referred to collectively as "Rents and Profits");

     (4) all damages, payments and revenue of every kind that Grantor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

     (5) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

     (6) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

     (7) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

     TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

Section 1.02 PERSONAL PROPERTY GRANT. Grantor irrevocably sells, transfers,
             ------------------------
grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Grantor's interest in the following personal property which is collectively referred to as "Personal Property":

     (1) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

     (2) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Grantor in common with others and all documents of membership in any owner's association or similar group;

     (3) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Grantor relating to the plans and specifications or to the construction of the Improvements;

     (4) all equipment, machinery, fixtures, goods, accounts, general intangibles, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

     (5) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

     (6) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

     All of the Real Property and the Personal Property are collectively referred to as the "Property."


Section 1.03 CONDITIONS TO GRANT. If Grantor shall pay to Beneficiary the
             --------------------
Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Grantor shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.


                                   ARTICLE II
                                GRANTOR COVENANTS

Section 2.01 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.
             -------------------------------------------

     (a) Grantor represents and warrants that the execution of the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Grantor requiring further consent for such action by any other entity or person.

     (b) Grantor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State (as hereinafter defined), that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

     (c) Grantor represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Grantor's being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

     (d) Grantor represents and warrants that the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized, executed and delivered by Grantor and constitute valid and binding obligations of Grantor which are enforceable in accordance with their terms.

Section 2.02 PERFORMANCE BY GRANTOR. Grantor shall pay the Secured Indebtedness
             -----------------------
to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan

Documents.

Section 2.03 WARRANTY OF TITLE.
             ------------------

     (a) Grantor represents, based on the Grantor's title insurance policy obtained in connection with the acquisition of the Property, that it holds marketable and indefeasible fee simple title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 of the title insurance policy or policies which have been approved by Beneficiary (the "Permitted Exceptions").

     (b) Grantor further covenants to warrant and forever defend Beneficiary and Trustee from and against all claims to the Property made by, through or under Grantor.

Section 2.04 TAXES, LIENS AND OTHER CHARGES.
             -------------------------------

     (a) Unless otherwise paid to Beneficiary as provided in Section 2.05, Grantor shall pay all real estate and other taxes, assessments, water and sewer charges, vault and other license or permit fees, liens, fines, penalties, interest, and other similar public and private claims which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the "Imposition(s)"). The Impositions shall be paid not later than the dates on which the particular Imposition would become delinquent and upon request of Beneficiary, Grantor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. If Grantor elects by appropriate legal action to contest any Imposition, Grantor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary reasonably determines is necessary to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Grantor deposits this sum with Beneficiary, Grantor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Grantor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.01), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Grantor.

     (b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary's option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Beneficiary's election to accelerate the Loan shall not be effective if (1) Grantor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Grantor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.06 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.05 ESCROW DEPOSITS. Without limiting the effect of Section 2.04 and
             ----------------
Section 3.01, Grantor shall pay to Beneficiary monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (1) all real estate taxes and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the "Premiums") until such time as Grantor has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and real estate taxes. Grantor will furnish to Beneficiary bills for real estate taxes and Premiums within ten (10) days after receipt of such bills by Grantor. No amounts paid as real estate taxes or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary without any requirement to pay interest to Grantor on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.05 in reduction of the Secured Indebtedness, or in payment of the Premiums or real estate taxes for which the amounts were deposited. Notwithstanding the provisions of this Section, Grantor shall not be required to escrow Premiums until an Event of Default has occurred.

Section 2.06 CARE AND USE OF THE PROPERTY.
             -----------------------------

     (a) Grantor covenants to Beneficiary as follows:

           (i) Grantor shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Grantor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Grantor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. "Requirements" shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

           (ii) Grantor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

           (iii) Grantor shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial adverse manner, the structure or character of any Improvements without the prior written consent of Beneficiary.

           (iv) Grantor shall use, or cause to be used, the Property continuously for the Use. Grantor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary.

           (v) Without the prior written consent of Beneficiary, Grantor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

     (b) Beneficiary shall have the right, at any time and from time to time during normal business hours, upon reasonable prior written notice to Grantor, and (i) subject to Grantor's right to have a representative present during such entry and (ii) provided Beneficiary shall not interfere with the tenants of the building, to enter the Property in order to ascertain Grantor's compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants subject to the tenants' rights under the Leases. Grantor shall cooperate with Beneficiary performing these inspections. To the extent Beneficiary undertakes any studies, Beneficiary shall restore the premises and indemnify Grantor for all damages caused by or arising from Beneficiary's activity.

Section 2.07 COLLATERAL SECURITY INSTRUMENTS. Grantor covenants and agrees that
             --------------------------------
if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Grantor under this Deed of Trust or any other Loan Document.

Section 2.08 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.
             ---------------------------------------------

     (a) Grantor shall immediately notify Beneficiary of the receipt of written notice, of any and all actions or proceedings or other material matter or claim adversely affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively, "Actions"). Grantor shall appear in and defend any Actions.

     (b) Beneficiary shall have the right upon prior written notice to Grantor, at the cost and expense of Grantor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Any reasonable sums paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.06 hereof.

Section 2.09 LIENS AND ENCUMBRANCES. Without the prior written consent of
             -----------------------
Beneficiary, to be exercised in Beneficiary's sole and absolute discretion, other than the Permitted Exceptions, Grantor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, "Liens and Encumbrances"). If any Liens and Encumbrances are recorded against the Property or any part of the Property without Beneficiary's consent, Grantor shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence.

                                   ARTICLE III
                                    INSURANCE

Section 3.01 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.
             ---------------------------------------------------

     (a) During the term of this Deed of Trust, Grantor at its sole cost and expense must provide insurance policies and certificates of insurance satisfactory to Beneficiary as to amounts, types of coverage and the companies underwriting these coverages. In no event will such policies be terminated or otherwise allowed to lapse. Grantor shall be responsible for its own deductibles. Grantor shall also pay for any insurance, or any increase of policy limits, not described in the Deed of Trust which Grantor requires for its own protection or for compliance with government statutes. Grantor's insurance shall be primary and without contribution from any insurance procured by Beneficiary.

     Policies and to the extent permitted by Section 3.01(b) or (e) hereof certificates of insurance shall be delivered to Beneficiary in accordance with the following requirements:

         (1) All Risk Property insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case
(i) in an amount equal to 100% of the "Full Replacement Cost" of the Improvements and Personal Property, which for purposes of this Article III shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $10,000; and (iv) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall constitute non-conforming structures or uses. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Grantor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer.

         (2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called "occurrence" form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an "if any" basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.

         (3) Business Income insurance in an amount sufficient to prevent Grantor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one (1) year's "Business Income" (as hereinafter defined). The amount shown in the Defined Terms is the current estimate of one year's "Business Income". "Business Income" shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Grantor, (iii) the fair market rental value of any portion of the Property which is occupied by Grantor, and (iv) any other amounts payable to Grantor or to any affiliate of Grantor pursuant to leases.

         (4) If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Grantor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

         (5) During the period of any construction or renovation or alteration of the Improvements, a so-called "Builder's All Risk" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary including an Occupancy endorsement and Worker's Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

         (6) Workers' Compensation insurance, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

         (7) Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

         (8) Such other insurance as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, earthquake, sinkhole and mine subsidence.

     (b) Beneficiary's interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:

         (1) The policies of insurance referenced in Subsections (a)(1),
     (a)(3), (a)(4), (a)(5) and (a)(7) of this Section 3.01 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement.

         (2) The insurance policy referenced in Section 3.01 (a)(2) shall name Beneficiary as an additional insured.

         (3) All of the policies referred to in Section 3.01 shall provide for at least thirty (30) days' written notice to Beneficiary in the event of policy cancellation and/or material change.

     (c) All the insurance companies must be authorized to do business in the State and be approved by Beneficiary. The insurance companies must have a general policy rating of A- or better and a financial class of VIII or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. If there are any Securities (as defined in Section 12.01) issued with respect to this Loan which have been assigned a rating by a credit rating agency approved by Beneficiary (a "Rating Agency"), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Grantor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.

     (d) Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If any policy is canceled before the Loan is satisfied, and Grantor fails to immediately procure replacement insurance, Beneficiary reserves the right but shall not have the obligation immediately to procure replacement insurance at Grantor's cost.

     (e) Grantor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.01 (a). Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.01 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of Grantor to maintain the insurance required under this Article III shall not constitute a waiver of Grantor's obligation to fulfill these requirements.

     (f) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary's Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

Section 3.02 ADJUSTMENT OF CLAIMS. If an uncured Event of Default exists,
             ---------------------
Grantor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction.

Section 3.03 ASSIGNMENT TO BENEFICIARY. In the event of the foreclosure of this
             --------------------------
Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.


                                   ARTICLE IV
                           BOOKS, RECORDS AND ACCOUNTS

Section 4.01 BOOKS AND RECORDS. Grantor shall keep adequate books and records of
             ------------------
account in accordance with generally accepted accounting principles ("GAAP"), consistently applied and furnish to Beneficiary:

     (a) quarterly certified rent rolls signed and dated by Grantor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.02) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within thirty (30) days after the end of each fiscal quarter;

     (b) a quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Grantor in the form reasonably required by Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Grantor;

     (c) Audited financial statements for Boston Properties, Inc., including consolidated financial reports covering Grantor prepared by an independent certified public accountant within ninety (90) days after the close of each fiscal year of Boston Properties, Inc.; and

     (d) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming year and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year.

Section 4.02 PROPERTY REPORTS. Upon request from Beneficiary or its
             ----------------
representatives and designees, but in no event more frequently than one time per calendar year, Grantor shall furnish in a timely manner to Beneficiary:

     (a) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Beneficiary, in reasonable detail and certified by Grantor (or an officer, general partner, member or principal of Grantor if Grantor is not an individual) under penalty of perjury to be true and complete and

     (b) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

Section 4.03  ADDITIONAL MATTERS.
              ------------------

     (a) Grantor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or the rating agencies in form and substance reasonably satisfactory to Beneficiary or the rating agencies but in no event more frequently than one time per calendar year.

     (b) Grantor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records but in no event more frequently than one time per calendar year.


                                    ARTICLE V
               LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01    GRANTOR'S REPRESENTATIONS AND WARRANTIES.
                ----------------------------------------

     Grantor represents and warrants to Trustee and Beneficiary as follows:

     (a) To Grantor's knowledge, all the leases currently affecting the Property are listed on Exhibit B to the Assignment of Leases (collectively, "Existing Leases").

     (b) The limited partnership interests evidenced by the Grantor's organizational documents have been issued in accordance with all applicable federal and state securities laws, or authorized exemptions from such securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, and the laws of the state of Delaware. The limited partnership interests of Grantor have not been issued in violation of any federal, state or local securities law, and to the extent that these securities have been issued in reliance on exemptions from such federal or state securities law, all necessary steps have been taken to qualify for such exemptions. The limited partners of Grantor have been properly notified of all applicable securities laws and related restrictions on their ability to transfer, sell or otherwise dispose of their partnership interests in Grantor and there has not been any representation, whether written, oral or otherwise, that Beneficiary in any way has participated or endorsed the offering of the partnership interests in Grantor.

Section 5.02 ASSIGNMENT OF LEASES. In order to further secure payment of the
             --------------------
Secured Indebtedness and the performance of Grantor's obligations under the Loan Documents, Grantor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Grantor's right, title, interest and estate in, to and under (i) all of the Existing Leases affecting the Property and (ii) all of the future leases and (iii) the Rents and Profits. Grantor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license and perform all obligations of landlord under the Leases unless and until an Event of Default occurs. The Existing Leases and all future leases, and lease amendments are collectively referred to as the "Leases".

Section 5.03   PERFORMANCE OF OBLIGATIONS.
               --------------------------

     (a) Grantor shall perform all obligations under any and all Leases. If any of the acts described in this Section 5.03 are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.

     (b) Grantor agrees to furnish Beneficiary executed copies of all future Leases. Grantor shall not, without the express written consent of Beneficiary,
(i) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to this Deed of Trust as Exhibit "B", or (ii)
                                                       ----------
cancel or terminate any Leases except in the case of a default unless Grantor has entered into new Leases covering substantially all of the premises of the Leases being terminated or surrendered, or (iii) modify or amend any

Leases in any material way such that it no longer meets the Leasing Guidelines or reduce the rent, or (iv) unless the tenants remain liable under the Leases or unless otherwise in accordance with the Leases, consent to an assignment of the tenant's interest or to a subletting of the demised premises under any Lease, or
(v) accept payment of advance rents or security deposits in an amount in excess of one month's rent or (vi) enter into any options to purchase the Property; provided, however, that Beneficiary shall be deemed to have consented to any of the foregoing if it has not notified Grantor of its disapproval within ten (10) business days of Grantor's request for Beneficiary's approval and/or consent.

Section 5.04 SUBORDINATE LEASES. Each Lease entered into after the date hereof
             ------------------
shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser. If requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. If Beneficiary requests, Grantor shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Beneficiary on forms which have been approved by Beneficiary.

Section 5.05 LEASING COMMISSIONS. Grantor covenants and agrees that all
             -------------------
contracts and agreements entered into after the date hereof relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Grantor's compliance with this Section upon request.

                                   ARTICLE VI
                              ENVIRONMENTAL HAZARDS

Section 6.01 REPRESENTATIONS AND WARRANTIES. Grantor hereby represents,
             ------------------------------
warrants, covenants and agrees to and with Beneficiary that (i) Grantor has not at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) at, on, under, within or about the Property except as expressly approved by Beneficiary in writing and (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Grantor shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.06) and (iii) Grantor will use best efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws.

Section 6.02 REMEDIAL WORK. In the event any investigation or monitoring of site
             -------------
conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any Requirements of Environmental Laws, Grantor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Grantor and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Grantor and approved in advance in writing by Beneficiary. All costs and expenses of Remedial Work shall be paid by Grantor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary's reasonable attorneys', architects' and/or consultants' fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may upon prior notice to Grantor, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06.

Section 6.03 ENVIRONMENTAL SITE ASSESSMENT. Beneficiary shall have the right, at
             -----------------------------
any time and from time to time but in no event more frequently than one time in any calendar year, to undertake, at the expense of Borrower, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Grantor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.

Section 6.04 UNSECURED OBLIGATIONS. No amounts which may become owing by Grantor
             ---------------------
to Beneficiary under this Article VI or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article VI shall be secured by this Deed of Trust. The obligations shall continue in full force and effect and any breach of this Article VI shall constitute an Event of Default. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Unsecured Indemnity Agreement ("Unsecured Obligations"), or
(ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure (subject to Section 9.01), notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 6.05 HAZARDOUS MATERIALS
             -------------------

"Hazardous Materials" shall include without limitation:

     (a) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery
                                 -- ---
Act of 1976, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials
                                     -- ---
Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations
                                            -- ---
promulgated pursuant to said laws;

     (b) Those substances defined as "hazardous wastes" in Virginia Code 10.1-1400, Code of Virginia 1950, as amended and 9 VAC 20-60-10 (Regulations) and in the regulations promulgated pursuant to such laws;

     (d) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

     (e) Any material, waste or substance which is (A) petroleum, (B) asbestos,
(C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33

U.S.C. (S) 1251 et seq. (33 U.S.C. (S) 1321) or listed pursuant to Section 307
                -- ---
of the Clean Water Act (33 U.S.C. (S) 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. (S)(S) 2601 et seq.; (F) flammable explosives; or (G) radioactive materials; and
-- ---

     (f) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Section 6.06 REQUIREMENTS OF ENVIRONMENTAL LAWS. "Requirements of Environmental
             -----------------------------------
Laws" means all requirements of environmental laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.


                                   ARTICLE VII
                     CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01 GRANTOR'S REPRESENTATIONS.
             --------------------------

     Grantor represents and warrants as follows:

     (a) Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred during the term of Grantor's ownership of the Property which has not been fully restored or replaced.

     (b) During the term of Grantor's ownership of the Property, no part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Grantor received notice of any proposed condemnation or other similar proceeding affecting the Property.

Section 7.02 RESTORATION.
             ------------

     (a) Grantor shall give prompt written notice of any casualty involving a loss in excess of $500,000 to the Property to Beneficiary whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property.

     (b) Grantor assigns to Beneficiary all Insurance Proceeds which Grantor is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.02 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the "Restoration") can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, then Grantor shall commence and diligently pursue to completion the Restoration. Beneficiary shall hold and disburse the Insurance Proceeds in excess of $5,000,000 less (x) the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys' fees and expenses, and adjusters' fees, and (y) any Business Income Insurance Proceeds received by Beneficiary (the "Net Insurance Proceeds") to the Restoration. Insurance proceeds in an amount equal to or less than $5,000,000 shall be paid directly to Grantor.

     (c) For the purpose of this Article, "Impairment of the Security" shall mean any or all of the following: (i) none of the Leases for more than 22,000 square feet existing immediately prior to the damage, destruction condemnation or casualty shall have been cancelled, (ii) the casualty or damage occurs during the last year of the term of the Loan; or restoration of the Property is estimated to require more than six (6) months to complete from the date of the occurrence.

     (d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Grantor shall comply with Beneficiary's Requirements For Restoration as set forth in Section 7.04 below. Upon Grantor's satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Grantor.

     (e) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.

Section 7.03 CONDEMNATION.
             -------------

     (a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain ("Condemnation"), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation ("Condemnation Proceeds"). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

     (b) Grantor assigns to Beneficiary all Condemnation Proceeds which Grantor is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Grantor shall commence and diligently pursue to completion the Restoration. Beneficiary shall hold and disburse the Condemnation Proceeds in excess of $5,000,000 less the cost, if any, to Beneficiary of recovering the Condemnation

Proceeds including, without limitation, reasonable attorneys' fees and expenses, and adjusters' fees (the "Net Condemnation Proceeds") to the Restoration. Condemnation proceeds in an amount equal to or less than $5,000,000 shall be paid directly to Grantor.

     (c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Grantor shall comply with Beneficiary's Requirements For Restoration as set forth in Section 7.04 below. Upon Grantor's satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Grantor.

     (d) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.

Section 7.04 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in
             ----------------------------
a writing signed by Beneficiary, the following are the Requirements For
Restoration:

     (a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the "Work"), Grantor shall provide Beneficiary for its review and written approval
(i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect satisfactory to Beneficiary (the "Architect") and (C) are accompanied by Architect's signed statement of the total estimated cost of the Work (the "Approved Plans and Specifications"); (ii) the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the "Restoration Funds"); (iii) an executed contract for construction with a contractor satisfactory to Beneficiary (the "Contractor") in a form approved by Beneficiary in writing; and (iv) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary. Beneficiary shall be deemed to have approved all of the foregoing if such approval is not denied in writing within ten (10) business days after second request.

     (b) Grantor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Grantor shall have complied with the requirements of subsection (a) of this Section 7.04. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary's discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Grantor, from time to time as the Work progresses:

     (i) Architect shall be in charge of the Work;

     (ii) Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Grantor and approved by Beneficiary, upon not less than ten (10) days' prior written notice from Grantor to Beneficiary and Grantor's delivery to Beneficiary of (A) Grantor's written request for payment (a "Request for Payment") accompanied by a certificate by Architect in a form satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) if customary in the State, waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence satisfactory to Beneficiary that no mechanic's or materialmen's liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, and (z) if available in the State, an endorsement to Beneficiary's title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions;

     (iii) The final Request for Payment shall be accompanied by (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full or evidence that upon receipt of said final Request for payment the costs of the Restoration will be paid in full, and
(iv) evidence that no mechanic's or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Beneficiary's title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

     (c) If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Grantor fails to submit to Beneficiary and receive Beneficiary's approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Grantor fails to commence promptly or diligently continue to completion the Restoration, or (iii) Grantor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days' written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary's option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee. Any prepayment as a result of the application of money to the principal of the Loan after a casualty or condemnation shall not require the payment of a Prepayment Fee.

                                  ARTICLE VIII
                           REPRESENTATIONS OF GRANTOR

Section 8.01 ERISA. Grantor hereby represents, warrants and agrees that: (i) it
             ------
is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"); (ii) Grantor's assets do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and
(iii) it will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets".

Section 8.02 NON-RELATIONSHIP. Neither Grantor nor any general partner,
             -----------------
director, member or officer of Grantor nor, to Grantor's knowledge, any person who is a Grantor's Constituent (as defined in Section 8.03) is (i) a director or officer of Metropolitan Life Insurance Company ("MetLife"), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them,
(iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife.

Section 8.03 NO ADVERSE CHANGE.
             ------------------

     Grantor represents and warrants that:

     (a) there has been no material adverse change from the conditions shown in the application submitted for the Loan by Grantor ("Application") or in the materials submitted in connection with the Application in the credit rating or financial condition of Grantor, the general partners of Grantor or any entity which is a general partner of Grantor, respectively as the case may be (collectively, "Grantor's Constituents").

     (b) Grantor has delivered to Beneficiary true and correct copies of all Grantor's organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Grantor's Constituents since the date that the Application was executed by Grantor.

     (c) Neither Grantor, nor any of the Grantor's Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Grantor, no such proceeding is contemplated or threatened.


                                   ARTICLE IX
                            EXCULPATION AND LIABILITY

Section 9.01 LIABILITY OF GRANTOR.
             ---------------------

     (a) Upon the occurrence of an Event of Default, except as provided in this
Section 9.01, Beneficiary will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Grantor or the general partners of Grantor. However, nothing contained in this section shall limit the rights of Beneficiary to proceed against Grantor and the general partners of Grantor (i) to recover actual damages for fraud, intentional material misrepresentation or intentional waste; (ii) to recover condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Grantor or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iii) to recover any tenant security deposits, tenant letter of credit or other deposits or fees paid to Grantor that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have been misapplied by Grantor; (iv) to recover Rents and Profits received by Grantor after an Event of Default occurs and prior to the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (v) to recover actual damages, costs and expenses arising from, or in connection with the provisions of this Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vi) to recover all amounts due and payable pursuant to Section 11.06 and 11.07 of the Deed of Trust; and/or (vii) to recover actual damages arising from Grantor's failure to comply with the provisions of the Deed of Trust pertaining to ERISA


                                    ARTICLE X
                   CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.
              ------------------------------------------------------------

     (a) Except as otherwise provided in this Section, Grantor shall not cause, permit or suffer (i) the Property, or any part thereof, or any interest therein, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of, except that Grantor shall have a one time right to transfer the Property to an unaffiliated party, subject to Beneficiary's reasonable requirements and approval and upon payment of a one percent (1%) transfer fee, or (ii) any pledge or encumbrance of any portion of the interest of Boston Properties, Inc. in Grantor or (iii) Boston Properties, Inc. to cease being the controlling general partner of Grantor. Notwithstanding anything to the contrary in this Section, Grantor shall have sixty (60) days from the date of the filing of any lien or encumbrance to remove, to bond off or otherwise to discharge any federal or state tax lien, mechanics lien or other involuntary encumbrance or otherwise to submit evidence reasonably satisfactory to Beneficiary that such lien or encumbrance is not applicable to the Property or any portion thereof.

     (b) The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Grantor; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either.

Section 10.02 PROHIBITION ON SUBORDINATE FINANCING. Grantor shall not incur or
              -------------------------------------
permit the incurring of any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property .

Section 10.03 RESTRICTIONS ON ADDITIONAL OBLIGATIONS.  Intentionally deleted.
              ---------------------------------------

Section 10.04 STATEMENTS REGARDING OWNERSHIP. Grantor agrees to submit or cause
              -------------------------------
to be submitted to Beneficiary within thirty (30) days after December 3lst of each calendar year during the term of this Deed of Trust and ten (10) days after any written request by Beneficiary, a sworn, notarized certificate, signed by Boston Properties, Inc., the general partner of Grantor, stating that the Property has not been conveyed, transferred, assigned, encumbered, or sold, except for any conveyance of the Property permitted by Section 10.01(a) or (b), and if so, to whom.


                                  ARTICLE XI
                             DEFAULTS AND REMEDIES

Section 11.01 EVENTS OF DEFAULT. Any of the following shall be deemed to be a
              -----------------
material breach of Grantor's covenants in this Deed of Trust and shall constitute a default ("Event of Default"):

     (a) The failure of Grantor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment;

     (b) The failure of Grantor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document for a period of more than thirty (30) days after receipt of notice of such failure provided that if such failure cannot be cured within thirty (30) days Grantor shall have such additional time as may be required to complete such cure (not to exceed sixty
(60) additional days) so long as Grantor has commenced the curing of such failure and continues in good faith to pursue such cure ;

     (c) The filing by Grantor of a voluntary petition or application for relief in bankruptcy, the filing against Grantor of an involuntary petition or application for relief in bankruptcy which is not dismissed within ninety (90) days, or Grantor's adjudication as a bankrupt or insolvent, or the filing by Grantor of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or Grantor's seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of Grantor or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due;

     (d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Grantor, or by any person or entity otherwise liable under any Loan Document shall be materially false or intentionally misleading when made;

Section 11.02 REMEDIES UPON DEFAULT. Upon the happening of an Event of Default
              ---------------------
the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:

     (a) Power of Sale. Institute a non-judicial foreclosure proceeding in
         -------------
compliance with applicable law in effect on the date foreclosure is commenced and direct the Trustee (or another person or entity designated by the Beneficiary) to take possession of the Property and proceed to sell the same, as a whole or in parcels, at public auction for cash or credit and upon such other terms as the Beneficiary shall deem appropriate. Before such sale at public auction is made, there shall first be advertisement of the time, place and terms of sale at least on three consecutive days in some newspaper published or having a general circulation in the City in which the Land is located, and there shall be given, at least fourteen (14) days prior to such sale, written notice of the time, place and terms of sale by certified or registered mail to the then owner of the Property at its last known address, as such owner and address appear on the records of the Beneficiary. The Beneficiary may become the purchaser of the Property so sold and no purchaser shall be required to see to the proper application of the purchase money, except as otherwise provided in
Section 58.1-3340 of the Code of Virginia (1950), as amended. Trustee shall deliver to the purchaser a Trustee's deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

     (b) Foreclosure. Institute a foreclosure action in accordance with the laws
         -----------
of the Commonwealth of Virginia, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys' fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or

     (c) Entry. Enter into possession of the Property, lease the Improvements,
         -----
collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary's sole discretion, may elect to the payment of real estate taxes, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

     (d) Receivership. Have a receiver appointed to enter into possession of the
         ------------
Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Grantor. Grantor shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default.

Section 11.03 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the
              -------------------------------
Property pursuant to Section 11.02 of this Deed of Trust, to the extent permitted by Section 55-59.4 of the Code of Virginia (1950), as amended, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys' fees and expenses; real estate taxes, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

Section 11.04 WAIVER OF JURY TRIAL. To the fullest extent permitted by law,
              --------------------
Grantor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

Section 11.05 BENEFICIARY'S RIGHT TO PERFORM GRANTOR'S OBLIGATIONS. Grantor
              ----------------------------------------------------
agrees that, if Grantor fails to perform any act or to pay any money which Grantor is required to perform or pay under the Loan Documents, Beneficiary may make the payment or perform the act at the cost and expense of Grantor and in Grantor's name or in its own name. Any money paid by Beneficiary under this
Section 11.05 shall be reimbursed to Beneficiary in accordance with Section
11.06.

Section 11.06 BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or
              -------------------------
advanced by Beneficiary pursuant to the provisions of any Loan Document, shall
(1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Grantor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Grantor shall reimburse Beneficiary within ten
(10) days after receipt of written demand for such amounts.

Section 11.07 FEES AND EXPENSES. If Beneficiary becomes a party (by intervention
              -----------------
or otherwise) to any action or proceeding affecting, directly or indirectly, Grantor, the Property or the title thereto or Beneficiary's interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Grantor shall reimburse Beneficiary in accordance with Section
11.06 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.08 WAIVER OF CONSEQUENTIAL DAMAGES. Grantor covenants and agrees that
              -------------------------------
in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Grantor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

Section 11.09 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and
              --------------------------
willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money. Grantor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.

Section 11.10 ACTIONS BY TRUSTEE. At any time, upon written request of
              ------------------
Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Parties for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

Section 11.11 SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be
              -----------------------
entitled, at any time and from time to time, in its sole discretion and without cause, to remove Trustee or any successor trustee and to substitute and appoint another trustee or trustees (either corporate or individual) in the place and stead of Trustee or any successor trustee, by written instrument duly executed and recorded in the

Clerk's Office of the Circuit Court of the City of Richmond, Virginia, which instrument shall be conclusive proof of the proper substitution and appointment of such successor trustee or trustees, who shall have the rights, title, estate, powers, duties and privileges of the predecessor trustee, without the necessity of any conveyance from such predecessor.


                                  ARTICLE XII
                   GRANTOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.01  PARTICIPATION AND SALE OF LOAN.
               ------------------------------

     (a) Beneficiary may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Beneficiary may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the "Securities"). Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Grantor and the Property, whether furnished by Grantor, or otherwise, as Beneficiary determines necessary or desirable.

     (b) Grantor will cooperate with the Beneficiary and the rating agencies in furnishing such information and providing such other assistance and reports as the Beneficiary may reasonably request in connection with any such transaction. In addition, Grantor acknowledges that Beneficiary may release or disclose, on a confidential basis, to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, leases, rent rolls, and all other materials, documents and information in Beneficiary's possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Grantor, or the Property. Grantor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Grantor as may be reasonably requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.

Section 12.02 REPLACEMENT OF NOTE. Upon notice to Grantor of the loss, theft,
              -------------------
destruction or mutilation of the Note and certification of Beneficiary that such
Note is lost, Grantor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date which shall specifically state it is a substitute note. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 12.03 GRANTOR'S ESTOPPEL. Within ten (10) business days after a request
              ------------------
by Beneficiary but not more frequently than once per calendar year, Grantor shall furnish an acknowledged written statement in form reasonably satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request.

Section 12.04 FURTHER ASSURANCES. Grantor shall, without expense to Beneficiary
              ------------------
and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Grantor fails to comply with the terms of this Section, Beneficiary may, at Grantor's expense, perform Grantor's obligations for and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.

Section 12.05 SUBROGATION. Beneficiary shall be subrogated to the lien of any
              -----------
and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.


                                 ARTICLE XIII
                              SECURITY AGREEMENT

Section 13.01  SECURITY AGREEMENT.
               ------------------

     THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA UNIFORM COMMERCIAL CODE (THE "U.C.C.") AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY'S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.

Section 13.02  REPRESENTATIONS AND WARRANTIES.
               ------------------------------

     Grantor represents and warrants as follows:

     (a) Grantor is the true and lawful owner of the Personal Property and has good right and lawful authority to grant a security interest in the Personal Property.

     (b) The Personal Property is free and clear of all liens, encumbrances, security interests and claims whatsoever, of any kind or character.

     Grantor covenants as follows:

     (a) The Personal Property shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Grantor's business.

     (b) Grantor will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Grantor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 13.03 CHARACTERIZATION OF PROPERTY. The grant of a security interest to
              ----------------------------
Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.04 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is
              ----------------------------------------------------
understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9-313, as amended from time to time and as enacted in the State, in the event that Grantor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

     (a) Before executing any security agreement or other document evidencing or perfecting the security interest, Grantor shall obtain the prior written approval of Beneficiary, which approval shall not be unreasonably withheld, conditioned or delayed. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures
(ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

     (b) Grantor shall pay all sums and perform all obligations secured by the security agreement. A default by Grantor under the security agreement beyond applicable cure periods shall constitute a default under this Deed of Trust. If Grantor fails to make any payment beyond applicable cure periods on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

     (c) Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

     (d) The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.


                                  ARTICLE XIV
                            MISCELLANEOUS COVENANTS

Section 14.01 NO WAIVER. No single or partial exercise by Beneficiary and/or
              ---------
Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.02 NOTICES. All notices, demands and requests given or required to be
              -------
given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.03 HEIRS AND ASSIGNS; TERMINOLOGY.
              ------------------------------

     (a) This Deed of Trust applies to Beneficiary, Trustee and Grantor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Grantor" shall include both the original Grantor and any subsequent owner or owners of any of the Property. The term "Trustee" shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust.

     (b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Section 14.04 SEVERABILITY. If any provision of this Deed of Trust should be
              ------------
held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.

Section 14.05 APPLICABLE LAW. This Deed of Trust shall be construed and enforced
              --------------
in accordance with the laws of the Commonwealth of Virginia (the "State").

Section 14.06 CAPTIONS. The captions are inserted only as a matter of
              --------
convenience and for reference, and
in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

Section 14.07 TIME OF THE ESSENCE. Time shall be of the essence with respect to
              -------------------
all of Grantor's obligations under this Deed of Trust and the other Loan Documents.

Section 14.08 NO MERGER. In the event that Beneficiary should become the owner
                 ------
of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

Section 14.09 NO MODIFICATIONS. This Deed of Trust may not be changed, amended
              ----------------
or modified, except in a writing expressly intended for such purpose and executed by Grantor, Trustee and Beneficiary.

Section 14.10 DEFERRED PURCHASE MONEY. This Deed of Trust is a contemporaneous
              -----------------------
purchase money deed of trust and secures the payment of deferred purchase money due by the Grantor upon the Property.

     IN WITNESS WHEREOF, Grantor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.


                               BOSTON PROPERTIES LIMITED PARTNERSHIP,
                               a Delaware limited partnership


                               By:  Boston Properties, Inc.,
                                    doing business in Virginia as
                                    Delaware Boston Properties, Inc.,
                                    its general partner

                                    By:
                                       ----------------------------
                                       Name:  David G. Gaw
                                       Title: Senior Vice President

STATE OF ___________________________,

_________________ OF ___________________, to-wit:

         The foregoing instrument was acknowledged before me this _____ day of _________________, 1998, in the _____________________ of _____________________,
_________________, by David G. Gaw, as Senior Vice President of Boston Properties, Inc., doing business in Virginia as Delaware Boston Properties, Inc., general partner of Boston Properties Limited Partnership, a Delaware limited partnership, on behalf of the partnership.

         My commission expires:  _____________________________



                                       -------------------------------------
         [NOTARIAL SEAL]                         Notary Public





203574
Deed of Trust

                                  EXHIBIT "A"
                                  -----------

            TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING


                             PROPERTY DESCRIPTION
                             ---------------------

                                  EXHIBIT "B"
                                  -----------

            TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

                              LEASING GUIDELINES
                              ------------------

     "Leasing Guidelines" shall mean the guidelines approved in writing by Beneficiary, from time to time, with respect to the leasing of the Property. The following are the initial Leasing Guidelines:

     (a) All leases shall be on Borrower's standard form of lease approved by MetLife in writing;

     The following guidelines apply to all leases in excess of 22, 108 square feet of rentable area (i.e. one full floor) ("Major Lease"):

     (b) All Major Leases shall have an initial term of at least three (3) years but not more than ten (10) years;

     (c) MetLife shall have approval of any Major Lease, which approval shall not be unreasonably withheld, conditioned or delayed if such Major Lease is on the approved form Lease and complies with the requirements of (b), (d) and (e) hereof;

     (d) All Major Leases shall have an annual minimum rent payable of at least Nineteen Dollars ($19.00) per square foot of net rentable area, full service; and

     (e) No Major Leases shall be entered into if there is an Event of Default under any of the Loan Documents.

     All tenant improvements or other allowances shall be reasonable in the marketplace.